Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-3 pertaining to the Convertible Debentures due June 27, 2021 (No. 333-70060) and the 2.25% Convertible Subordinated Debentures due January 15, 2022 (No. 333-83562), the Registration Statements on Form S-8 pertaining to the Deferred Compensation Plan (Nos. 333-49371 and 333-80967), the 1997 Directors’ Non-Qualified Stock Option Plan (No. 333-39531), the 1997 Employee Non-Qualified Stock Option Plan (Nos. 333-39533 and 333-61897), the 1987 Employee Non-Qualified Stock Option Plan (No. 33-54875), the 1994 Full-Time Employee Non-Qualified Stock Option (No. 33-54871), the 1987 Directors’ Non-Qualified Stock Option Plan (No. 33-54873), the 2000 Restricted Stock Award Plan (No. 333-46228), and The Assumed Musicland 1988 Stock Option Plan, The Assumed Musicland 1992 Stock Option Plan, The Assumed Musicland 1994 Stock Option Plan, and The Assumed Musicland 1998 Stock Incentive Plan (collectively, No. 333-56146) of our report dated March 29, 2004, with respect to the consolidated financial statements and schedule of Best Buy Co., Inc. included in this Annual Report (Form 10-K) for the year ended February 28, 2004.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

April 26, 2004